                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


NationsBank, N.A.                                 Date:  As of December 9, 1998
390 N. Orange Avenue; Suite 700
Orlando, Florida 32801


RE:  BRITE VOICE SYSTEMS, INC., a Kansas Corporation ("Borrower")

THIS AMENDED AND RESTATED CREDIT AGREEMENT ("AGREEMENT") IS BEING EXECUTED AND DELIVERED BY BORROWER TO REPLACE AND SUPERSEDE, IN ITS ENTIRETY, THAT CERTAIN BUSINESS LOAN AGREEMENT, DATED JULY 28, 1997 AND EXECUTED BY AND BETWEEN BORROWER AND BARNETT BANK, N.A. (THE "PRIOR LOAN AGREEMENT"). THE PRIOR LOAN AGREEMENT SHALL HAVE NO FURTHER FORCE AND EFFECT, AND THE TERMS AND CONDITIONS OF THIS AGREEMENT SHALL GOVERN AND CONTROL THE TERMS OF THE LOAN DESCRIBED HEREIN.

         In consideration of NationsBank, N.A., a national banking association, successor by merger to Barnett Bank, N.A. ("Bank"), making an unsecured loan of TWENTY FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00) to Borrower (the "Loan"), as evidenced by that certain Amended and Restated Revolving Promissory Note dated as of December 9, 1998 (the "Note"), Borrower agrees as follows:

     1. THE LOAN.

          a. AMOUNT AND TERM. From the date hereof until November 30, 2001 (the "Loan Term") and subject to the terms and conditions of this Agreement, Bank will lend to Borrower and Borrower will borrow from Bank certain funds, on a revolving credit basis, up to the principal amount of the Loan.

          b. EVIDENCE OF INDEBTEDNESS. The obligation of Borrower to repay the Loan is evidenced by the Note, this Agreement and other loan documents, along with any written modifications thereof as may be approved by Bank from time to time. The Note shall evidence cash advances and the issuance of Letters of Credit. Principal and interest on the Loan shall be due and payable as set forth in the Note.

          c. CASH ADVANCES.

               i. MAXIMUM AMOUNT AVAILABLE. During the Loan Term, Borrower may borrow, repay and reborrow funds under the Note, at any time, up to a maximum aggregate amount outstanding at any one time equal to the principal amount of the Loan LESS the face amount of any outstanding Letters of Credit issued by Bank pursuant to Section 1(d) below. Bank's records of amounts borrowed and face amounts of outstanding Letters of Credit shall be conclusive proof thereof.

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               ii. CONDITIONS TO FIRST ADVANCE. Bank may, but shall not be required to, make any advances to Borrower under the Loan until Bank has received the following documentation in form acceptable to Bank and its counsel: (1) the Note, this Agreement, the Negative Pledge Agreement (as defined below) and documents related thereto, the Guaranties (as defined below), and any other documents and instruments necessary or advisable in connection with the Loan duly executed by Borrower (the "Loan Documents"); (2) written opinion of Borrower's and Guarantors' counsel as to the validity and enforceability of the Loan Documents and such other matters as Bank may reasonably require; and
          (3) such other financial or other information as Bank may reasonably require.

               iii. CONDITIONS TO EACH ADVANCE. Bank may, but shall not be required to, make any additional advances to Borrower under the Loan unless and until Bank has determined that: (1) the conditions listed in Section 1(c)(ii) above have been met; (2) no Event of Default or Default under the Loan has occurred; (3) the representations and warranties contained in the Loan Documents shall be true and accurate as of the date of such advance; (4) no material adverse change in the financial condition of Borrower or any Guarantor has occurred; and (5) the prospect of payment or performance of the Loan has not been materially impaired.

          d. LETTERS OF CREDIT. Bank shall, from time to time during the Loan Term, issue Letters of Credit on behalf of Borrower in accordance with the terms, conditions and limitations of this Section 1(d). If requested by Borrower, Bank shall issue a Letter of Credit and/or Letters of Credit provided that: (i) Borrower submits to Bank Bank's standard form of letter of credit application and agreement, and such other documents as Bank may require; (ii) no Event of Default or Default under the Loan has occurred; (iii) the aggregate face amount of all issued and outstanding Letters of Credit do not and will not exceed TWO MILLION AND NO/100 DOLLARS ($2,000,000.00); and (iv) the aggregate outstanding principal balance of all advances under the Loan PLUS the face amount of all issued and outstanding Letters of Credit do not and will not exceed the principal amount of the Loan. Bank shall have no liability to Borrower for its refusal to issue Letters of Credit based upon a determination that any conditions of such issuance have not been met. Any Letter of Credit issued hereunder shall have a term no greater than twelve (12) months from the date of issuance, and may expire later than the expiration of the Loan Term.

          e. PAYMENT OF LETTERS OF CREDIT IF DRAWN UPON. If a Letter of Credit is drawn upon, all such funds shall be immediately due and payable, in full. If such drawn funds are not fully paid when due, the outstanding balance of such funds shall bear interest at the Default Rate provided in the Note.


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          f. APPLICATION OF PAYMENTS. The application of all payments received on the Loan shall be determined by Bank, and if not otherwise determined shall be applied first to costs, expenses, and fees hereunder, next to interest to the extent then accrued, and then to principal.

          g. FEES.

               i. COMMITMENT FEE. On a quarterly basis, commencing on March 9, 1999, and continuing for each quarter thereafter until the Loan is paid in full, Borrower shall pay Bank an unused commitment fee in the amount of one tenth percent (0.10%) of the difference between the maximum principal amount of the Loan and the average principal amount outstanding under the Loan for the preceding calendar quarter.

               ii. LETTER OF CREDIT ISSUANCE FEE. A fee equal to one-half percent (0.50%) of the face amount of the Letter of Credit shall be due and payable by Borrower to Bank simultaneously with the issuance and/or renewal of each Letter of Credit. Borrower shall also pay all reasonable, standard and customary fees or expenses charged or incurred by Bank when issuing a Letter of Credit.

     2. USE OF LOAN PROCEEDS. The proceeds of the Loan will be used by Borrower only for the purpose or purposes of general business and working capital needs and to purchase outstanding shares of Borrower.

     3. NEGATIVE PLEDGE AGREEMENT. In consideration of the Loan, Borrower hereby agrees to execute a Negative Pledge Agreement in form and content as set forth in EXHIBIT A attached hereto and incorporated herein by this reference (the "Negative Pledge"). Borrower further agrees to pay all documentary stamp and intangible taxes that may be associated with the creation or recordation of the Negative Pledge, as well as all costs to record the Negative Pledge in the counties and file it in the personal property records when and where Bank deems appropriate.

     4. GUARANTY. The Loan shall be guarantied by the following subsidiaries of Borrower (each a "Guarantor" and collectively, "Guarantors"): (a) Brite Voice Systems Group, Limited (United Kingdom); and (b) BVSI, Inc. (Wilmington, DE). Each Guarantor shall execute and deliver a guaranty agreement in form and content acceptable to Bank. The guaranty to be provided from Brite Voice Systems Group, Limited, may be delivered within thirty (30) days from the date hereof. Any newly created or acquired U.S. based subsidiaries must promptly execute guaranties of the Loan, and if the sale of Borrower's TSL Division does not close by March 31,1999, then TSL Services, Inc. and BVS Invesco, Inc. shall execute and deliver to Bank, on or before April 15, 1999, guaranty agreements guarantying the Loan.

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     5. REPRESENTATIONS AND WARRANTIES. To induce Bank to make the Loan,
Borrower makes the following representations and warranties, which shall survive the execution and delivery of the Note:

          a. FINANCIAL CONDITION. The financial information furnished to Bank in connection with its application for the Loan and in the financial statements submitted to Bank is complete and accurate and Borrower has no undisclosed direct or contingent liabilities. There has been no material adverse change in the operations or the financial condition of Borrower since September 30, 1998.

          b. ORGANIZATION AND AUTHORITY. Borrower is duly organized, existing and in good standing under the laws of the State of Kansas, is qualified to do business in the State of Florida, has corporate power to carry on the business in which it is engaged, and the obtaining and performance of the Loan have been duly authorized by all necessary action of the board of directors and shareholders of Borrower under applicable law, and do not and will not (i) violate any provision of law or any of its organizational or other organic documents, or (ii) result in a breach of, constitute a default under, require any consent under, or result in the creation of any lien, charge, or encumbrance upon any property of Borrower pursuant to any instrument, order, or other agreement to which Borrower is a party or by which Borrower, any of its officers as such, or any of its property is bound.

          c. OWNERSHIP OF ASSETS; NO LITIGATION OR LIENS. Borrower has good, marketable title to all the assets reflected on the financial statements submitted to Bank, and such assets are free and clear of all liens, charges and encumbrances except as shown on such financial statements. There are no actions, proceedings investigations, judgments, liens, encumbrances, or other security interests outstanding against Borrower or any of its property other than those disclosed to Bank in connection with its request for the Loan.

          d. LIABILITIES. Borrower has not incurred any debts, liabilities, or obligations and has not committed itself to incur any debts, liabilities, or obligations other than those disclosed to Bank in connection with its request for the Loan or shown on the financial statements submitted to Bank.

          e. PAYMENT OF TAXES. Borrower has filed all federal and state tax returns which are required to be filed, and has paid all taxes as shown on the returns and on all assessments received by it to the extent that the taxes have become due.

          f. PRINCIPAL PLACES OF BUSINESS. Borrower's principal place of business in Kansas is located at 9229 East 37th Street N., Wichita, Kansas 67726-2001. Borrower's principal place of business in Florida is located at 250 International Parkway, Suite 300, Heathrow, Florida 32746.

          g. COMPLIANCE WITH ENVIRONMENTAL LAWS. Borrower and the property owned by Borrower (the "Property") are in full compliance with all Environmental


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Laws (as hereinafter defined), and there are no civil, criminal or administrative actions, suits, demands, claims, hearings, notices or demand letters, notices of violation, investigations, or proceedings pending or threatened against Borrower or the Property relating in any way to any Environmental Law or any agreement, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved under any Environmental Law. No notice or advice has been received by Borrower of any condition or state of facts that would be contributing to a claim of pollution or any other damage to the environment by reason of the conduct of any business on the Property or operation of the Property, whether past or present. As used in this Agreement, the term "Environmental Law" shall mean any federal, state or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction, decree, or rule of common law, and any judicial or agency interpretation of any of the foregoing, which pertains to health, safety, any Hazardous Material (as hereinafter defined), or the environment (including but not limited to ground or air or water or noise pollution or contamination, and underground or above ground tanks) and shall include without limitation, the Solid Waste Disposal Act, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.
Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Florida Resource Recovery and Management Act, the Water Quality Assurance Act of 1983, The Florida Resource Conversation and Recovery Act, the Florida Air and Water Pollution Control Act, The Florida Safe Drinking Water Act, The Pollution Spill Prevention and Control Act and any other local, state or federal environmental statutes, and all rules, regulations, orders and decree now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future. For purposes of this Agreement, "Hazardous Materials" shall include, without limitation, asbestos, polychlorinated biphynals, petroleum products, any flammable explosives, radioactive materials, hazardous materials, hazardous waste, hazardous or toxic substance or similar term defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (42 USC Section 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 USC Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended ("RCRA") (42 USC Section 6901, et seq.), the Toxic Substances Control Act, a amended (15 USC Section 2601, et seq.) or in the regulations adopted and publications promulgated pursuant thereto or defined in any other present or future federal, state or local governmental law, ordinance, rule or regulation relating in whole or in part to environmental regulation.

          h. YEAR 2000 COMPLIANCE. Borrower has: (i) initiated a review and assessment of all areas within the business and operations of Borrower and each of its respective affiliates, subsidiaries and other related entities (the "Related Entities"), including those areas affected by suppliers and vendors, that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by Borrower or any of its respective Related Entities or its respective suppliers and vendors may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and after December 31, 1999); (ii) developed a plan and a timetable for addressing the Year 2000 Problem on a timely basis; and (iii) to date, implemented that plan in accordance with that timetable. Borrower reasonably believes that all computer applications (including those of their suppliers and vendors) that are material to the business and operations of Borrower or any of its Related Entities will, on a timely basis, be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect on the business, operations, creditworthiness or financial status of Borrower or any of its Related Entities.

          i. EMPLOYEE BENEFIT PLANS. No employee benefit plan established or maintained, or to which contributions have been made, by Borrower which is subject to Part 3 of Subtitle 13 of Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), had an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, or would have had such an accumulated funding deficiency on such day if such year were the first year of such plan to which such Part 3 applied; and no material liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any such plan by Borrower.

          j. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Borrower understands and agrees that Bank, without independent investigation, is relying upon the above representations and warranties in extending advances to Borrower under the Loan. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as the Loan shall be paid in full, or until this Agreement shall be terminated in the manner provided herein, whichever is the last to occur.

     6. AFFIRMATIVE COVENANTS. Borrower will:

          a. EXISTENCE AND COMPLIANCE. Maintain its existence, good standing and qualification to do business where required, and preserve and keep in force all licenses, permits, and franchises necessary for the proper conduct of its business, and comply with all laws, regulations and governmental requirements including, without limitation, Environmental Laws applicable to it or to any of its property, business operations and transactions.

          b. TAXES. Duly pay and discharge all taxes, assessments, and governmental charges upon Borrower or against Borrower's property before the date on which penalties attach thereto, unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings.


                                     - 6 -
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          c. FINANCIAL STATEMENTS AND SEC FILINGS. Furnish to Bank: (i)
immediately upon filing, copies of all SEC filings, including Borrower's 10K and 10Qs; (ii) annually, a copy of the CPA Management Letter that Borrower's certified public accountant addresses to Borrower and Borrower's response thereto; and (iii) such other information respecting the financial condition and operations of Borrower as Bank may from time to time reasonably request. At or before the time of furnishing the annual report of audit and each quarterly report, Borrower shall provide to Bank a compliance certificate containing a calculation of each of the financial ratio covenants with which Borrower must comply and a non-default statement signed by Borrower's certified public accountant, as to each annual report, or Borrower's Chief Financial Officer, as to each quarterly report.

          d. INSURANCE. Maintain with financially sound and reputable insurance companies insurance of the kinds, covering the risks, and in the amounts usually carried by companies engaged in businesses similar to that of Borrower and which provide that Notice will be sent to Bank thirty (30) days prior to cancellation thereof. Borrower will also exhibit or deliver such policies of insurance to Bank upon request by Bank.

          e. CONTINGENT LIABILITIES. Borrower shall immediately notify Bank if it obtains knowledge of the existence of contingent liabilities of Borrower that exceed $1,000,000.00 in the aggregate for any fiscal year. For the purposes hereof, "contingent liabilities" shall mean actual or potential liabilities that would be required to be disclosed in accordance with GAAP.

          f. INSPECTION OF BOOKS AND RECORDS. Permit any representative or agent of Bank to examine and audit any or all of Borrower's books and records when requested by Bank.

          g. NOTICE OF ADVERSE CHANGE, LITIGATION AND ENVIRONMENTAL CLAIMS. Inform Bank immediately of any material adverse change in the financial condition of Borrower. Borrower will also promptly inform Bank of any litigation, threatened litigation, or any notice of a claim that it may not be in compliance with any Environmental Law, which might substantially affect Borrower's financial condition.

          h. MAINTENANCE OF PROPERTY. Maintain Borrower's property and equipment in a state of good repair.

          i. FINANCIAL COVENANTS: Maintain the following financial ratios and covenants:

               i. DEFINITIONS: The following terms shall have the meanings set forth below:

                    (1) "Capital Expenditures" shall mean, for the period under consideration, Borrower's ending net fixed assets LESS Borrower's beginning net fixed assets PLUS depreciation expense,

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               LESS any gains on the sale of fixed assets PLUS any losses on the sale of fixed assets.

                    (2) "EBITDA" shall mean Borrower's consolidated net income before interest, taxes, depreciation and amortization.

                    (3) "Total Capitalization" shall mean the sum of Total
               Funded Debt and book net worth.

                    (4) "Total Funded Debt" shall mean the sum of all
               indebtedness for money borrowed, purchase money mortgages, capitalized leases, outstandings under asset securitization vehicles, conditional sales contracts and similar title retention debt instruments, including any current maturities of such indebtedness, and shall include all Funded Debt of Borrower and its Related Entities, PLUS all Funded Debt of other entities or persons which have been guaranteed by Borrower or any subsidiary or which is supported by a letter of credit issued for the account of Borrower or any Related Entities, PLUS the redemption amount with respect to any redeemable preferred stock of Borrower or its Related Entities required to be redeemed within the next twelve months from the date of this Agreement.

                    (5) Unless defined otherwise herein, all terms noted herein shall have the meaning accorded to them under Generally Accepted Accounting Principals ("GAAP").

               ii. The ratio of Total Funded Debt to EBITDA (calculated on a trailing four quarter basis) shall not exceed 2.0:1.0

               iii. (EBITDA LESS Capital Expenditures) DIVIDED BY (interest expense PLUS scheduled maturities of long term debt and capitalized leases PLUS dividends) shall be no less than 2.0:1.0.

               iv. Total Funded Debt to Total Capitalization shall not exceed 0.40:1.0.

               v. Borrower shall maintain a minimum net worth at all times during the term of this Agreement as follows: not less than $75,000,000.00 initially, which amount shall increase each quarter in an amount equal to 85% of net income (with no adjustment for losses and excluding any comprehensive income gains/losses, including foreign exchange transactions) PLUS 100% of the proceeds from stock issuances.

          j. YEAR 2000 COMPLIANCE. Borrower will promptly notify Bank in the event Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to the business and operations of Borrower or any of its affiliates, subsidiaries, or Related Entities will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect on the business, operations, creditworthiness or financial status of Borrower or any of its Related Entities.

     7. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, and without limiting any other requirement of the Loan Documents, Borrower will not, without prior written consent of Bank:

          a. INDEBTEDNESS AND OBLIGATIONS. Create, incur, assume or become liable in any manner for ANY indebtedness for borrowed money or contingent liability, other than to Bank, except for existing indebtedness disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement. For the purposes hereof, the sale or assignment of accounts receivable, the deferred payment for the purchase of assets (but excluding accounts payable incurred in the normal course of business) and the execution of agreements which would be classified as capitalized leases pursuant to GAAP shall constitute incurring indebtedness for borrowed money, and the execution of any guaranty agreement or letter of credit agreement shall constitute the incurrence of a contingent liability.

          b. LIENS. Assign, mortgage, pledge, encumber, or grant, suffer or permit any contractual or non-contractual lien or security interest in its assets, whether now owned or hereafter acquired, EXCEPT those statutory liens incurred in the ordinary course of Borrower's business and liens in favor of Bank, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

          c. MERGERS OR ACQUISITIONS. Enter into any mergers, consolidations, or acquisitions UNLESS viewing each on a pro-forma basis: (i) Borrower would not be in violation of any of the covenants set forth in this Agreement or otherwise be in default under the Loan; and (ii) Borrower would be the surviving or parent entity.

          d. TRANSFER OF ASSETS OR CONTROL. Sell, lease, assign or otherwise dispose of or transfer any of its assets, EXCEPT in the ordinary course of its business and except as between or to its subsidiaries, whether now owned or hereafter acquired. Notwithstanding the foregoing, the sale of Borrower's TSL division shall be permitted.

          e. INVESTMENTS/EXTENSIONS OF CREDIT. Make any investments EXCEPT investments in United States Government obligations, provided that Borrower may make transfers to, or, investments in non U.S. based subsidiaries, and/or in joint ventures with third parties, and may loan money or credit to individuals, corporations, partnerships or other entities, provided such loans, investments and transfers to not exceed TWO MILLION AND NO/100 DOLLARS ($2,000,000.00), in the aggregate, during

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any fiscal year. The foregoing provision shall not prohibit Borrower from using
Loan proceeds to purchase outstanding shares of Borrower.

          f. CHARACTER AND OPERATION OF BUSINESS. Change the general character of its business as conducted on the date of this Agreement, or engage in any type of business that is not reasonably related to its business as presently conducted. Borrower will not change its name or any name in which it does business; or move its principal place of business without giving written notice thereof to Bank at least thirty (30) days prior thereto.

     8. EVENTS OF DEFAULT. Bank shall have the option to declare the entire unpaid amount of the Loan and accrued interest immediately due and payable, without presentment, demand, or notice of any kind, if any of the following events occur before the Loan is fully repaid:

          a. Any payment of principal or interest on the Loan is not made when due.

          b. Any provision of this Agreement is breached or proves to be untrue or misleading in any material respect.

          c. Any warranty, representation, or statement made or furnished to Bank by Borrower in connection with the Loan and this Agreement (including any warranty, representation, or statement in Borrower's financial statements) or to induce Bank to make the Loan, is untrue or misleading in any material respect.

          d. Any default occurs under any agreement with another financial institution, which default is not corrected within the cure period provided in such agreement, if any.

          e. Any voluntary or involuntary bankruptcy, reorganization, insolvency, arrangement, receivership, or similar proceeding is commenced by or against Borrower under any federal or state law, or Borrower makes any assignment for the benefit of creditors.

          f. Any substantial part of the inventory, equipment, or other property of Borrower, real or personal, tangible or intangible, is damaged or destroyed and the damage or destruction is not covered by collectible insurance.

          g. Borrower defaults in the payment of any principal or interest on any obligation to Bank or any other creditor.

          h. Borrower suffers or permits any lien, encumbrance, or security interest to arise or attach to any of the Borrower's property, or any judgment is entered against Borrower that is not satisfied or appealed within thirty days.

          i. The failure to deliver the guaranty from Brite Voice Systems, Limited in accordance with Section 4 hereof.

     9. REMEDIES UPON DEFAULT. Upon the occurrence, or the discovery by Bank of the occurrence, of any of the foregoing events, circumstances, or conditions of default, Bank shall have, in addition to its option to declare the entire unpaid amount of the Loan and accrued interest thereon immediately due and payable, all of the rights and remedies under applicable State law. Without in any way limiting the generality of the foregoing, Bank shall also have the following specific rights and remedies:

          a. To exercise any and all rights of set-off which Bank may have against any account, fund, or property of any kind, tangible or intangible, belonging to Borrower which shall be in Bank's possession or under its control.

          b. To cure such defaults, with the result that all costs and expenses incurred or paid by Bank in effecting such cure shall be additional charges on the Loan which bear interest at the interest rate of the Loan and are payable upon demand.

     10. WAIVER; MODIFICATION. No failure or delay on the part of Bank in exercising any power or right hereunder, and no failure of Bank to give Borrower notice of a default hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No modification or waiver of any provision of this Agreement or any instrument executed pursuant hereto or consent to any departure by Borrower from this Agreement or such instrument shall in any event be effective unless the same shall be in writing, and such waiver or consent shall be effective only in the specific instance and for the particular purpose for which given.

     11. BENEFIT; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns. Bank may assign this Agreement in whole or in part with any assignment of the Loan. Borrower may not assign this Agreement or its obligations under the Loan without Bank's prior written consent.

     12. CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, and, subject to the requirements of Section 13 hereof, any litigation arising out of or relating to this Agreement or the Loan shall be commenced and conducted in the courts of the State of Florida or in the federal courts located in the State of Florida.

     13. MANDATORY ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING

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ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT
APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

          a. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN ORANGE COUNTY, FLORIDA AND ADMINISTERED BY ENDISPUTE, INC., D/B/A J.A.M.S./ENDISPUTE, WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S./ENDISPUTE IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

          b. RESERVATIONS OF RIGHTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED
TO: (i) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (ii) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (iii) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. AT BANK'S OPTION, FORECLOSURE UNDER A DEED OF TRUST OR MORTGAGE MAY BE ACCOMPLISHED BY ANY OF THE FOLLOWING:
THE EXERCISE OF A POWER OF SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL FORECLOSURE. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

                                BRITE VOICE SYSTEMS, INC,
WITNESSES                       A KANSAS CORPORATION

  /s/ Gaylyn K. McGregor        By:  /s/ Stanley G. Brannan
------------------------------      ------------------------------
                                Name:  Stanley G. Brannan
                                      ----------------------------
                                Title: President
------------------------------        ----------------------------

                                                  CORPORATE SEAL


                                ACCEPTED:

                                NATIONSBANK, N.A., A NATIONAL BANKING
                                ASSOCIATION, SUCCESSOR BY MERGER TO BARNETT
                                BANK, N.A.

  /S/ Misty R. Lawson           By:  Gaylyn K. McGregor
------------------------------      ------------------------------
                                Name:  /s/ Gaylyn K. McGregor
                                      ----------------------------
                                Title:  Vice President
------------------------------        ----------------------------

                         AMENDED AND RESTATED REVOLVING
                                 PROMISSORY NOTE


DATE:  AS OF DECEMBER 9, 1998        / / NEW    /X/ RENEWAL - THIS NOTE IS A RENEWAL OF NOTE #3229452-026 & 034
AMOUNT:  $25,000,000.00                                       MATURITY DATE:  NOVEMBER 30, 2001

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
BANK:                                                               BORROWER:

NATIONSBANK, N.A, A NATIONAL BANKING ASSOCIATION, SUCCESSOR TO      BRITE VOICE SYSTEMS, INC., A KANSAS CORPORATION
BARNETT BANK, N.A.                                                  250 International Parkway; Suite 300
                                                                    Heathrow, Seminole County, Florida 32746
Banking Center:
390 N. Orange Avenue; Suite 700
Orlando, Orange County, Florida 32801


------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------


FOR VALUE RECEIVED, the undersigned Borrower unconditionally promises to pay to the order of Bank, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Bank, the principal amount of TWENTY FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00), or so much thereof as may be advanced from time to time, in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

1. AMENDED AND RESTATED NOTE. This Amended and Restated Revolving Promissory Note ("Note") is given in renewal of that that certain Promissory Note, dated July 28, 1997 and executed by Borrower to and in favor or Barnett Bank, N.A., in the original principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) (the "Original Note"). It is the intention of Borrower and Bank that this Note shall not extinguish the Original Note; however, the indebtedness represented by the Original Note will be paid in accordance with the terms and conditions provided herein. This Note is also given to enlarge the outstanding principal balance of the Original Note to TWENTY FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00) and to amend and restate certain other provisions of the Original Note.

2. RATE. The outstanding principal balance of this Note shall bear interest at a fixed interest rate per annum equal to the Fixed Adjusted LIBOR Rate (as defined below), plus seventy-five (75) basis points (0.75%) (the "Fixed Rate"). The Fixed Adjusted LIBOR Rate shall be fixed at the beginning of each Interest Period (as defined below). Each Interest Period shall begin on the first (1st) Business Day (as defined below) of each calendar month.

     As used herein, the following terms shall have the respective meanings set forth below:

          a. "BUSINESS DAY" means a banking day which shall be a day on which Bank is open for the transaction of domestic and foreign exchange business in both Fort Lauderdale, Florida and Charlotte, North Carolina and on which the London Interbank Market is open for the transaction of foreign exchange business, excluding any national holidays, and any performance which would otherwise be required on a day other than a banking day shall be timely performed in such instance, if performed on the next succeeding banking day.

          b. "FIXED ADJUSTED LIBOR RATE" means a rate per annum equal to the sum of (a) the quotient of (i) the LIBOR Rate (as hereinafter defined), divided by (ii) the remainder of 1.00 minus the LIBOR Reserve Requirement (as hereinafter defined), plus (b) the net assessment rate (expressed as a percentage rounded to the next highest .01 of 1%) which is in effect on such day [under the regulations of the Federal Deposit Insurance Corporation ("FDIC") or its successor] for determining the assessments paid by Bank to the FDIC for insuring time deposits made in dollars at Bank's principal offices in Tampa, Florida. The computation of the Fixed Adjusted LIBOR Rate shall include adjustments in respect of impositions or assessments on Bank for FDIC insurance or other insurance or other fees, reserves, assessments and surcharges which occur for insuring time deposits or because of the sale of a related deposit.


          c. "INTEREST PERIOD" means the time period during which the Fixed Rate (as such term is defined in the first paragraph of this Section 2) shall apply, which time period shall be a thirty (30) day period and shall begin on the first (1st) Business Day of each calendar month.

          d. "LIBOR RATE" means the rate of interest per annum equal to the interest settlement rate for U.S. Dollars as published by the British Bankers Association as of 11:00 a.m. London time two (2) Business Days before the first day of the Interest Period and for a period comparable to the applicable Interest Period.

          e. "LIBOR RESERVE REQUIREMENT" means on any day, that percentage (expressed as a decimal fraction) which is in effect on such date, as provided by the Federal Reserve System for determining the maximum reserve requirements generally applicable to financial institutions regulated by the Federal Reserve Board (including, without limitation, basic supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined by Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding (or other category of liabilities which includes deposits by reference to which the interest rate is determined or any category or extensions of credit which includes loans by a non-United States office of Bank to United States residents). Each determination by Bank of the LIBOR Reserve Requirement, shall, in the absence of manifest error, be conclusive and binding.

Notwithstanding any provision of this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of Florida; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Bank.

3. ACCRUAL METHOD. Unless otherwise indicated, interest at the Rate set forth above will be calculated by the 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder).

4. RATE CHANGE DATE. Any Rate based on a fluctuating index or base rate will change, unless otherwise provided, each time and as of the date that the index or base rate changes. In the event any index is discontinued, Bank shall substitute an index determined by Bank to be comparable, in its sole discretion.

5. PAYMENT SCHEDULE. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Bank shall determine at its option.

     SINGLE PRINCIPAL PAYMENT. Principal shall be paid in full in a single payment on November 30, 2001. Interest thereon shall be paid monthly, commencing on January 28, 1999, and continuing on the same day of each successive month thereafter, with a final payment of all unpaid interest at the stated maturity of this Note.

6. REVOLVING FEATURE. Borrower may borrow, repay and reborrow hereunder at any time, up to a maximum aggregate amount outstanding at any one time equal to the principal amount of this Note, provided that Borrower is not in default under any provision of this Note, any other Loan Documents executed in connection with this Note, or any other note or other loan documents now or hereafter executed in connection with any other obligation of Borrower to Bank, and provided that the borrowings hereunder do not exceed any borrowing base or other limitation on borrowings by Borrower and are in accordance with the terms of the Loan Documents. Bank shall incur no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Bank records of the amounts borrowed from time to time shall be conclusive proof thereof.

7. AUTOMATIC PAYMENT. Borrower has elected to authorize Bank to effect payment of sums due under this Note by means of debiting Borrower's account number 2835559595. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Bank fails to debit the account.

8. WAIVERS, CONSENTS AND COVENANTS. Borrower, any indorser or guarantor hereof, or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Bank, including without limitation the Amended and Restated Credit Agreement (the "Loan Documents"); (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Bank of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Bank, or any indulgence shown by Bank (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Bank shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, under any indorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any indorsement or guaranty hereof and/or the enforcement or defense of Bank's rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorneys' and paralegals' fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

9. INDEMNIFICATION. Obligors agree to promptly pay, indemnify and hold Bank harmless from all State and Federal taxes of any kind and other liabilities with respect to or resulting from the execution and/or delivery of this Note or any advances made pursuant to this Note.

10. PREPAYMENTS. This Note may be prepaid in whole or in part at any time. All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Bank shall determine in its sole discretion.

11. DELINQUENCY CHARGE. To the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed four percent (4%) of any payment that is more than fifteen (15) days late.

12. EVENTS OF DEFAULT. The following are events of default hereunder: (a) the failure to pay or perform any obligation, liability or indebtedness of any Obligor to Bank, or to any affiliate or subsidiary of NationsBank Corporation, whether under this Note or any Loan Documents, as and when due (whether upon demand, at maturity or by acceleration); (b) the failure to pay or perform any other obligation, liability or indebtedness of any Obligor to any other party; (c) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obligor with or into another entity; (d) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor; (e) the determination by Bank that any representation or warranty made to Bank by any Obligor in any Loan Documents or otherwise is or was, when it was made, untrue or materially misleading; (f) the failure of any Obligor to timely deliver such financial statements, including tax returns, other statements of condition or other information, as Bank shall request from time to time;
     (g) the entry of a judgment against any Obligor which Bank deems to be of a material nature, in Bank's sole discretion; (h) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Obligor; (i) the determination by Bank that a material adverse change has occurred in the financial condition of any Obligor; or (j) the failure of Borrower's business to comply with any law or regulation controlling its operation.

13. REMEDIES UPON DEFAULT. Whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Bank (however acquired or evidenced) shall, at the option of Bank, become immediately due and payable and any obligation of Bank to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Bank's discretion up to the maximum rate allowed by law, or if none, 25% per annum (the "Default Rate"). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. At Bank's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Upon a default under this Note, Bank is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Additionally, Bank shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity. Any judgment rendered on this Note shall bear interest at the highest rate of interest permitted pursuant to Chapter 687, Florida Statutes.

14. NON-WAIVER. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any default or of any of Bank's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of Obligors to Bank in any other respect at any other time.

15. APPLICABLE LAW, VENUE AND JURISDICTION. This Note and the rights and obligations of Borrower and Bank shall be governed by and interpreted in accordance with the law of the State of Florida. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Florida or the United States located within the State of Florida and expressly waive any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law. The interest rate charged on this Note is authorized by Chapter 655, Florida Statutes and Section 687.12, Florida Statutes.

16. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

17. BINDING EFFECT. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Bank and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Bank.

18. CONTROLLING DOCUMENT. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

19. DOCUMENTARY STAMP AND INTANGIBLE TAXES. This Note is not secured by Florida real property and will be executed and delivered outside the State of Florida. Therefore, this Note is not subject to State of Florida Documentary Stamp or Intangible Taxes.

20. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF

     ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

          a. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT, OR IF THERE IS REAL OR PERSONAL PROPERTY COLLATERAL, IN THE COUNTY WHERE SUCH REAL OR PERSONAL PROPERTY IS LOCATED, AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

          b. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (i) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (ii) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (iii) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

Borrower represents to Bank that the proceeds of this loan are to be used primarily for business, commercial or agricultural purposes. Borrower acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note and hereby executes this Note under seal as of the date here above written.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTION DATE:  December 9, 1998



                                       BORROWER:

                                       BRITE VOICE SYSTEMS, INC., A KANSAS
                                       CORPORATION


                                       By: /s/ Stanley G. Brannan         (Seal)
                                          --------------------------------
                                           STANLEY G. BRANNAN, President

                                                 [Corporate Seal]


STATE OF KANSAS
COUNTY OF SEDGWICK

         The foregoing instrument was acknowledged before me on December 9th, 1998, by STANLEY G. BRANNAN, as President of BRITE VOICE SYSTEMS, INC., a Kansas corporation, on behalf of the corporation. He is personally known to me or has produced _____________________________ as identification.

                                           /s/ Misty R. Lawson
                                       ---------------------------------------
                                       Notary Public in and for the
                                       State of     Kansas
                                                ------------------------------

                                           Misty R. Lawson
                                       ---------------------------------------
                                       Print Name of Notary
                                       My Commission Expires 10-12-99
                                                             -----------------

THIS INSTRUMENT PREPARED BY
AND SHOULD BE RETURNED TO:

Cindy L. Rodgers, Esq.
FOLEY & LARDNER
111 North Orange Avenue, Suite 1800
Post Office Box 2193
Orlando, FL 32802-2193
(407) 423-7656                                    FOR RECORDING PURPOSES ONLY





                            NEGATIVE PLEDGE AGREEMENT

     THIS NEGATIVE PLEDGE AGREEMENT dated as of December 9, 1998, by and between NATIONSBANK, N.A. ("Bank") whose mailing address is 390 North Orange Avenue, 7th Floor, Orlando, Florida 32801 and BRITE VOICE SYSTEMS, INC., a Kansas corporation ("Borrower"), whose address is 250 International Parkway, Suite 300, Heathrow, Florida 32746.

                                   WITNESSETH:

     WHEREAS, Borrower desires to modify and increase the principal amount of an existing loan from Bank to Borrower, dated as of even date herewith (together with all extensions and renewals thereof hereafter referred to as the "Loan"), in order to finance its working capital needs; and

     WHEREAS, Bank is willing to modify and increase the Loan provided Borrower agrees not to encumber Borrower's real or personal property.

     NOW, THEREFORE, for and in consideration of the Loan made or to be made by Bank to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both Borrower and Bank, the parties hereto do agree as follows:

     1. PROPERTY Borrower hereby agrees that, for so long as any part of the Loan remains outstanding, that it will not, without first obtaining the prior written consent of Bank, create or permit any lien, encumbrance, charge, or security interest of any kind to exist on:

          Any real or personal property now owned or hereinafter acquired by Borrower (the "Property"), nor will Borrower transfer, sell, assign or in any manner dispose of the Property or any interest therein (except for statutory liens incurred in the ordinary course of Borrower's business and easements, rights of way and similar rights granted in connection with the provision of utilities to the Property or in connection with any construction on the Property).

     2. RECORDING. Bank is hereby authorized and permitted to cause this instrument, and notice hereof, to be recorded and filed at such times and at such places as Bank, at its option, may elect.

     3. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower represents and warrants to Bank as follows:

          (i) Borrower is a corporation duly organized and validly existing and in good standing under the laws of the State of Kansas and has all requisite power and authority to enter into this Agreement.

          (ii) The execution and delivery by Borrower of this Agreement and the performance of the respective obligations hereunder and thereunder have been duly authorized. This Agreement constitutes the legal valid and binding obligation of Borrower enforceable in accordance with their terms. The execution and delivery of this Agreement and the compliance with the provisions thereof will not conflict with or constitute a breach of, or default under, any of the provisions of any other agreement to which the Borrower is a party.

          (iii) The continued validity in all respects of the aforesaid representations and warranties shall be a condition precedent to Bank's obligation to fund the Loan. If any of the representations and warranties shall not be correct at the time the same is made or at the time a request for an advance under the Loan is made, Bank will be under no obligation to make any such advance under the Loan.

     4. DEFAULT. Any failure by Borrower to comply with the terms of this Agreement shall constitute an event of default under the documents evidencing the Loan and the Borrower agrees that in such event Bank shall have the right in addition to such other remedies as may be available to it, to injunctive relief enjoining such breach of this Agreement and neither Borrower, its officers, directors, employees, agents or representatives shall urge that such remedy is not appropriate under the circumstances, it being expressly acknowledged by Borrower that such action shall cause Bank irreparable damage for which legal remedies are inadequate to protect Bank.

     5. TERMINATION. This Agreement shall remain in full force and effect until the Loan described above shall have been paid in full, or until sooner terminated by Bank.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.


Signed, sealed and delivered in        BRITE VOICE SYSTEMS, INC., :a Kansas
the Presence of                        corporation

  /s/ W. T. Braun III                  By: /s/ Stanley G. Brannan
-----------------------------------       -----------------------------------
Print Name  W. T. Braun III               Stanley G. Brannan,  President
           ------------------------

  /S/ Gaylyn K. McGregor
-----------------------------------
Print Name  Gaylyn K. McGregor
           ------------------------




Signed, sealed and delivered in the    NATIONSBANK, N.A., a national banking
Presence of                            association

  /S/ Misty R. Lawson                  By:      /S/ Gaylyn K. McGregor
-----------------------------------       -----------------------------------
Print Name  Misty R. Lawson            Print Name: Gaylyn K. McGregor
           ------------------------                --------------------------
                                       Title:  Vice President
-----------------------------------           -------------------------------
Print Name
           ------------------------



STATE OF KANSAS

COUNTY OF SEDGWICK)

         The foregoing instrument was acknowledged before me on December 9th, 1998, by STANLEY G. BRANNAN, as President of BRITE VOICE SYSTEMS, INC., a Kansas corporation, on behalf of the corporation. He is personally known to me or has produced _____________________________ as identification.

                                           /s/ Misty R. Lawson
                                       --------------------------------------
                                       Notary Public in and for the
                                       State of     Kansas
                                                -----------------------------

                                           /S/ Misty R. Lawson
                                       --------------------------------------
                                       Print Name of Notary
                                       My Commission Expires  10-12-99
                                                             ----------------

STATE OF KANSAS

COUNTY OF SEDGWICK)

         The foregoing instrument was acknowledged before me on December 9th, 1998, by Gaylyn McGregor, as Vice President of NATIONSBANK, N.A., a national banking association, on behalf of the bank. He is personally known to me or has produced _____________________________ as identification.

                                           /s/ Misty R. Lawson
                                       --------------------------------------
                                       Notary Public in and for the
                                       State of     Kansas
                                                -----------------------------

                                           /S/ Misty R. Lawson
                                       --------------------------------------
                                       Print Name of Notary
                                       My Commission Expires  10-12-99
                                                             ----------------

                            TAX INDEMNITY AGREEMENT

                             (FLORIDA EXCISE TAXES)


     THIS TAX INDEMNITY AGREEMENT (this "Agreement") is made and entered into this 9th day of December, 1998, by and among NATIONSBANK, N.A. (hereinafter referred to as "Bank") and BRITE VOICE SYSTEMS, INC., a Kansas corporation (hereinafter referred to as "Borrower").

                              W I T N E S S E T H:


     WHEREAS, Bank has agreed to modify a certain unsecured line of credit loan to Borrower increasing the line from Ten Million Dollars ($10,000,00.00) to TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00) (the "Loan"); and

     WHEREAS, simultaneously with the execution of this Agreement, Borrower has executed various instruments related to the modification of the Loan including, but not limited to that certain Amended and Restated Revolving Promissory Note in the principal amount of the Loan (the "Note"); and

     WHEREAS, Bank and Borrower have each been advised by, or have had the opportunity to seek advice from, their own counsel with respect to whether the Note and/or the Loan are subject to Documentary Stamp Tax under Chapter 201 of the, Florida Statutes, as amended, and other applicable laws and regulations; and

     WHEREAS, Bank and Borrower have each been advised by, or have had the opportunity to seek advice from, their own counsel with respect to whether the Note and/or the Loan, are subject to intangible tax under Chapter 199 of the Florida Statutes, and other applicable laws and regulations ("Intangible Taxes"); and

     WHEREAS, Documentary Stamps, Intangible Taxes and all other transaction or loan taxes imposed at this time or at any time in the future by any state, local or federal governmental entity (a "Governmental Entity") shall be hereinafter referred to collectively as "Excise Taxes"; and

     WHEREAS, Bank and Borrower believe in good faith that the Note and the Loan are not subject to Excise Taxes other than those provided in the Loan Closing Statement of even date herewith; and

     WHEREAS, Borrower has not relied on any statement, representation, advice, or knowledge on the part of Bank in the structuring or closing of the Loan and is consummating the extension and modifications to the Loan regardless of whether the same are subject to additional Excise Taxes.

     WHEREAS, in order to induce Bank to modify the Loan, Borrower has agreed to indemnify Bank should it be determined that the Note are subject to additional Excise Taxes.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The foregoing recitals are true and correct and are hereby incorporated as a part of this Agreement.

     2. Borrower hereby agrees, jointly and severally, to defend, indemnify and hold Bank harmless from and against the payment of any and all Excise Taxes due to any Governmental Entity, together with all interest, fines, penalties, costs or other charges thereon, regardless of when, or the party against whom, the same may be assessed or imposed.

     3. In the event an Excise Tax assessment is made against any of the parties hereto, Borrower shall pay the full amount of such assessment before a warrant for the collection of the same is issued by a Governmental Entity. Borrower shall not contest or otherwise challenge the assessment except in connection with a request for a refund in accordance with the applicable regulations adopted by the applicable Governmental Entity.

     4. Borrower waives any defense to an action by Bank to enforce the Loan or collect the indebtedness evidenced by the Loan or the Note based upon the nonpayment of Excise Taxes.

     5. The obligations of Borrower under this Agreement shall survive the repayment of the indebtedness evidenced by the Loan and the Note.

     6. In the event it becomes necessary for Bank to institute litigation or otherwise engage the services of any attorney to enforce the terms of this Agreement, Bank shall be entitled to recover its reasonable attorneys' fees from Borrower.

     7. This Agreement shall be governed and construed in accordance with the laws of the State of Florida and any laws of the United States preempting the same. The venue for any action pertaining to this Agreement shall be Orange County.

     8. Borrower hereby agrees to pay to Bank, its successors and/or assigns, all sums of money requested by Bank hereunder, which Bank shall or may advance, pay or cause to be paid, or become liable to pay, on account of or in connection with the failure by Borrower to pay such Excise Taxes and any interest and penalties associated therewith, and will make such payment to Bank within ten
(10) days after Bank shall request the same under the reasonable belief that Bank has become liable therefor. If such payment is not made within ten (10) day period provided above, all sums due shall bear interest at the default rate set forth in the Note. In any accounting which may be had between Bank and Borrower, Bank shall be entitled to charge for any and all disbursements made in connection with the matters herein contemplated in good faith under the reasonable belief that it is or was liable for the amounts so assessed.

     9. In the event of an assignment of the Loan, Borrower agrees that this Agreement shall inure to the benefit of the assignee of the Loan and shall be fully enforceable by the assignee of the Loan.


     IN WITNESS WHEREOF, the parties hereto have caused this Tax Indemnity Agreement to be properly executed as of the day and year first set forth above.



                                       BORROWER:

                                       BRITE VOICE SYSTEMS, INC., a Kansas
                                       Corporation


                                       By: /s/ Stanley G. Brannan
                                          ----------------------------------
                                           STANLEY G. BRANNAN, President


                                       BANK:

                                       NATIONSBANK, N.A., a national banking
                                       association


                                       By:    /s/ Gaylyn K. McGregor
                                           ---------------------------------
                                       Name:  Gaylyn K. McGregor
                                             -------------------------------
                                       Title: Vice President
                                              ------------------------------




                                     - 3 -